UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 10, 2015, the Board of Directors of Korn/Ferry International (the “Company”) approved a new form of indemnification agreement to be entered into with the Company’s directors and executive officers (each, an “Indemnitee”). The indemnification agreement clarifies and enhances the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses already provided for in the Company’s Bylaws. The indemnification agreement requires the Company, among other things, to indemnify the Indemnitee to the fullest extent permitted by law, on the terms set forth in the agreement, against all expenses, liabilities, and losses reasonably incurred by the Indemnitee in defending any action, suit or proceeding by reason of the fact that the Indemnitee was a director, officer, employee, agent, or trustee of the Company, and to advance expenses incurred by the Indemnitee in defending any proceeding against the Indemnitee with respect to which the Indemnitee may be entitled to indemnification by the Company.

The foregoing description of the form of indemnification agreement for directors and executive officers is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)
Date: June 15, 2015
/s/ Robert P. Rozek
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President and Chief Financial Officer